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                                                                    EXHIBIT 10.2


                                     FORM OF
                     ISRAEL TRANSITIONAL SERVICES AGREEMENT

          THIS AGREEMENT is made ___________ ___, 2000 and effective as of the closing of the Split Agreement (as defined below) (the "EFFECTIVE DATE"), by and between MIL Fino Ltd., whose name will be changed to Motorola Israel Ltd. as soon as possible following the Effective Date ("MOTOROLA ISRAEL"), Motorola Communications Israel Ltd. ("MCIL") and Motorola Israel Ltd., whose name will be changed to Propel Israel Ltd. as soon as possible following the Effective Date ("PROPEL ISRAEL") (Propel Israel, MCIL and Motorola Israel are referred to individually as a "PARTY" and collectively as the "PARTIES").

          WHEREAS, Motorola Israel and Propel Israel are parties to the Split Agreement, dated December 28, 1999 (the "SPLIT AGREEMENT") entered into in connection with the split of Propel Israel and Motorola Israel (the "SPLIT");

          WHEREAS, on or after the Effective Date (but prior to the initial public offering by Propel, Inc. of shares of its common stock), Motorola, Inc. shall transfer to Propel, Inc. 100% of the capital stock of Propel Israel, which will include the business operated prior to the Effective Date in Israel (a) for the sale of wireless subscriber units, parts and accessories manufactured and/or distributed by Motorola Personal Communications Sector, which as of the Effective Date will be known as Wireless Distribution Services and (b) by Motorola's Network Management Group;

          WHEREAS, in connection with the Split, Propel Israel has requested from Motorola Israel and/or MCIL that certain Transitional Services (as defined below) be provided and Motorola Israel and/or MCIL have agreed to provide these Transitional Services on the terms and conditions set forth below; and

          WHEREAS, each of the Transitional Services may be provided by either Motorola Israel or MCIL as the Parties may agree (for purposes of this Agreement Motorola Israel and MCIL are collectively referred to herein as "Motorola" provided that "Motorola" could be read to include either Motorola Israel or
MCIL).

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, Motorola Israel, MCIL and Propel Israel agree as follows:

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1.   TRANSITIONAL SERVICES.

     (a)  SERVICES PROVIDED.

          (i) Upon the terms and subject to the conditions set forth in this Agreement, Motorola will provide to Propel Israel those administrative and support services listed in the attached Appendix A (individually a "TRANSITIONAL SERVICE" and collectively the "TRANSITIONAL SERVICES"), during the time period for each Transitional Service set forth in Appendix A (the "TIME PERIODS" for all of the Transitional Services and the "TIME PERIOD" for each Transitional Service); PROVIDED, HOWEVER, that no such Time Period shall extend more than one year from the Israeli tax authority ruling without the written consent of the Israeli tax authority and the Parties to the extent such approval is required.

          (ii) Motorola shall perform the Transitional Services exercising the same degree of care as it exercises in performing the same or similar services for its own account, with priority equal to that provided to its own businesses or those of any of its affiliates, subsidiaries or divisions. Nothing in this Agreement shall require Motorola to favor Propel Israel over Motorola's businesses or those of any of its affiliates, subsidiaries or divisions.

          (iii) Unless otherwise specifically set forth in Appendix A attached hereto, it is the intention of the Parties that Propel Israel use of any Transitional Service shall not be higher than the level of use required prior to the Effective Date and Motorola will not be required to provide special studies, training, or the like or the advantage of systems, equipment, facilities or training above the levels provided prior to the Effective Date. In no event will Propel Israel be entitled to any new service or to increase its use of any of the Transitional Services above that level of use without the prior written consent of Motorola, in its sole discretion.

          (iv) In addition to being subject to the terms and conditions of this Agreement for the provision of the Transitional Services, Propel Israel agrees that the Transitional Services provided by third parties shall be subject to the terms and conditions of any existing agreements between Motorola and such third parties, but that Propel Israel has the right to reasonably consent to any new arrangements with third-party providers.

     (b)  PROPRIETARY RIGHTS; SOFTWARE AND IT SERVICES

          (i) THIRD-PARTY SOFTWARE. In addition to the consideration set forth elsewhere herein, Propel Israel shall also pay any amounts that are required to be paid to any licensors of software that is used primarily in connection with the provision of any Transitional Services, and any amounts that are required to be paid to any such licensors to obtain the consent of such licensors to provide any of the Transitional Services. Subject to the immediately preceding sentence, Motorola will use commercially reasonable efforts to obtain any consents that may be required from such licensors in order to provide any of the Transitional Services.


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          (ii) MOTOROLA SOFTWARE. Any software, development tools, know-how, methodologies, processes, technologies or algorithms owned by Motorola and which may during the term of this Agreement be operated or used by Motorola in connection with the performance of the Transitional Services provided under this Agreement by Motorola will remain Motorola's property and Propel Israel will have no rights or interests therein.

          (iii) USE OF TRADEMARKS.

               (A) Except as otherwise agreed to in writing between the Parties, no Party will use the trademarks or service marks of the other without prior written consent to such use. Use of such trademarks or service marks shall be in accordance with the guidelines set forth by such Party with all proper indicia of ownership. No Party will have any rights to use any trademarks or service marks of the other, other than in accordance with this Agreement and shall not acquire any interest therein by such use.

          (iv) IT SERVICES.

               (A) While using any data processing or communications services of Motorola (whether or not identified in this Agreement), Propel Israel shall adhere in all respects to Motorola's corporate information policies (including policies with respect to protection of proprietary information and other policies regarding the use of computing resources) as in effect from time to time and provided to Propel Israel.

               (B) Propel Israel will develop a detailed systems conversion plan for review with Motorola within three months of the Effective Date. Motorola agrees to assist Propel Israel to meet the mutually agreed upon milestones, timelines and resource requirements identified in the final detailed systems conversion plan. Following this process the plan will be considered firm and will be used by both Motorola and Propel Israel to synchronize their own related project efforts. Any schedule modifications occurring after the plan is firm will require joint approval by Propel Israel and Motorola.

     (c) REPRESENTATIVES. Motorola and Propel Israel shall each nominate a representative to act as the primary contact person for the coordination of all of the Transitional Services (collectively, the "PRIMARY COORDINATORS"). The initial Primary Coordinators shall be Herzl Arviv for Propel Israel and Josh Nadel for Motorola. The initial coordinators for each Party for each Transitional Service shall be the individuals named in the description of such Transitional Service in Appendix A (the "SERVICE COORDINATORS"). Each Party shall advise the other Parties in writing of any change in the Primary Coordinators and any Service Coordinator. Motorola and Propel Israel agree that all communications relating to the provision of the Transitional Services shall be directed to both the respective Service Coordinators and Primary Coordinators for such Transitional Service.


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

     (d)  PERSONNEL.

          (i) Motorola will have the right, in its sole discretion, to designate which personnel it will assign to perform the Transitional Services. Motorola also will have the right, in its sole discretion, to remove and replace any such personnel at any time or designate a third-party provider. In the event that personnel with the designated level of experience are not then employed by Motorola or its affiliates, as applicable, Motorola will substitute such personnel or third party personnel having an adequate level of experience; PROVIDED, HOWEVER, that Motorola will have no obligation to retain any individual employee for the sole purpose of providing the applicable Transitional Services.

          (ii) Propel Israel agrees that in the provision of the Transitional Services, Motorola shall be entitled to use a reasonable amount of the services of those former employees of Motorola, who will be employed by Propel Israel following the Effective Date, which employees shall be made available by Propel Israel to Motorola for this purpose, provided that Motorola's use of such employees shall not unreasonably interfere with the duties of such employees for Propel Israel.

     (e)  NO OBLIGATION TO CONTINUE TO USE TRANSITIONAL SERVICES.

          (i) Propel Israel shall have no obligation to continue to use any of the Transitional Services and may terminate any Transitional Service by providing to Motorola the written notice described in SECTION 1(e)(ii) below. If any Transitional Service is terminated by Propel Israel, Motorola and Propel Israel shall discuss in good faith whether to discontinue any related Transitional Services.

          (ii) For the purposes of this SECTION 1(e), unless otherwise specifically set forth in Appendix A, written notice of the termination of a Transitional Service must be provided by Propel Israel thirty (30) Business Days (as defined below) prior to the effective date of such termination; PROVIDED, HOWEVER, that Propel Israel shall reimburse Motorola for any extraordinary costs, such as any costs, fees or penalties payable to a third party for termination of the applicable agreement, incurred by Motorola resulting from early termination of a Transitional Service being provided by a third-party provider. "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a day on which banking institutions located in Chicago, Illinois or in Israel are authorized or obligated by law or executive order to close.

          (iii) If any Transitional Service is terminated by Propel Israel under this SECTION 1(E), Propel Israel does not have the right to unilaterally reinstitute such Transitional Service.

     (f) MOTOROLA ACCESS. To the extent reasonably required for Motorola's personnel to perform the Transitional Services, Propel Israel shall provide Motorola's personnel with access to its office space and any other areas and equipment necessary for the provision of the Transitional


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Services; provided, that such access shall not unreasonably interfere with
Propel Israel's conduct of its business.

     (g)  COMPENSATION FOR TRANSITIONAL SERVICES.

          (i) CONSIDERATION. As consideration for the Transitional Services, Propel Israel shall pay to Motorola the amount specified for each Transitional Service in Appendix A. Upon the termination of any Transitional Service in accordance with SECTION 1(e)(ii) above, the consideration to be paid for such Transitional Service shall be eliminated for future periods. All charges based on a monthly or other time basis will be prorated based on actual days elapsed during the period of service. To the extent that any Transitional Services may be provided for longer than one year, Propel Israel acknowledges that on an annual basis Motorola reviews cost allocations for the purchased services, which include certain of the Transitional Services, as part of its budgetary cycle and the cost allocation method or cost amounts for the Transitional Services, depending on how allocated, may increase or decrease from year to year, but in no event shall they increase in the aggregate more than 10% in any year over the prior year (taking into account any decreases due to termination of any Transitional Services by Propel Israel).

          (ii) TAXES.

               (A) INCOME, PROFITS AND CAPITAL GAINS TAXES. Motorola shall pay all income and profits taxes and taxes on capital gains, if any, and related fines, penalties and interest assessed or levied against Motorola by any government authority or by the government of any other country against Motorola or Motorola's subcontractors in respect of the Transitional Services performed under this Agreement, unless the obligation to make such payment results solely from the action or inaction of Propel Israel.

               (B) OTHER TAXES. All other taxes (other than those specified in SECTION 1(g)(ii)(a) above), assessed on the provision of Transitional Services shall be paid by Propel Israel.

          (iii) INVOICING AND PAYMENT. Propel Israel shall pay all undisputed amounts contained in Motorola's invoices within thirty (30) days after receipt (the "PAYMENT DUE DATE") less any amount Propel Israel is required by law to withhold or deduct. Such payment shall not prejudice Propel Israel's right to subsequently dispute any part of an invoice. In the event Propel Israel disputes an item billed, Propel Israel shall, within fifteen (15) days of receipt of Motorola's invoice, notify Motorola in writing of the item in dispute, specifying Propel Israel's complaint. Propel Israel may withhold payment of items in dispute without interest until the dispute is resolved. The undisputed amount, however, shall be paid without delay.

          (iv) Motorola will pay for all personnel expenses, including wages, of its employees performing the Transitional Services. Any required travel and travel-related expenses


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of any Motorola employee required to perform the Transitional Services will be at Propel Israel's cost.

          (v) The Parties shall deal with one another on an arms-length basis in all the Transitional Services and in all transactions not covered by this Agreement.

     (h)  LIMITATION OF LIABILITY AND WARRANTY.

          (i) In the absence of gross negligence or reckless or willful misconduct on Motorola's part, and whether or not it is negligent, Motorola shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature in providing or failing to provide the Transitional Services to Propel Israel. Notwithstanding anything to the contrary in this Agreement, in the event Motorola commits an error with respect to or incorrectly performs or fails to perform any Transitional Service, at Propel Israel's request, Motorola shall use reasonable efforts to correct such error, re-perform or perform such Transitional Service at no additional cost to Propel Israel.

          (ii) Motorola's liability for damages to Propel Israel for any cause, and regardless of the form of action, whether in contract or in tort, including negligence, gross negligence or willful misconduct, shall be limited to the payments made under this Agreement for the specified Transitional Service that allegedly caused the damage during the period in which the alleged damage was incurred by Propel Israel. In no event shall Motorola be liable for any damages caused by Propel Israel's failure to perform Propel Israel's responsibilities under this Agreement. Motorola will not be liable to Propel Israel for any act or omission of any other entity (other than due to a default by Motorola in any agreement between Motorola and such other entity) furnishing any Transitional Service.

          (iii) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR AT LAW OR IN EQUITY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION OR ANY OTHER LOSS) ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT OR REGARDING THE PROVISION OF OR THE FAILURE TO PROVIDE THE TRANSITIONAL SERVICES.

2.   CONFIDENTIALITY.

     (a)  OBLIGATION.

          (i) In addition to any obligations of confidentiality under other agreements between the Parties, without the prior written consent of the other Parties, each Party shall hold in confidence and not disclose to any third party any confidential information received by it from the


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other Party during the provision of the Transitional Services, including, without limitation, information which is not related to the Transitional
Services.

          (ii) Each Party agrees that it shall only use the confidential information received by it from the other Party in connection with the provision or receipt of the Transitional Services, and for no other purpose.

          (iii) For the purposes of this Agreement, confidential information shall not include information (A) which is or becomes part of the public domain other than through breach of this Agreement or through the fault of the receiving Party; (B) which is or becomes available to the receiving Party from a source other than the disclosing Party, which source has no obligation of confidentiality to the disclosing Party; (C) which is required to be disclosed by law or governmental order; or (D) the disclosure of which is mutually agreed to by the Parties.

     (b) EFFECTIVENESS. This confidentiality obligation shall be in effect during the term of this Agreement including any extensions and for a period of three (3) years after the termination or expiration of this Agreement.

     (c) CARE AND INADVERTENT DISCLOSURE. With respect to any confidential information, each Party agrees as follows:

          (i) it shall use the same degree of care in safeguarding said information as it uses to safeguard its own information which must be held in confidence; and

          (ii) upon the discovery of any inadvertent disclosure or unauthorized use of said information, or upon obtaining notice of such a disclosure or use from the other Party, it shall take all necessary actions to prevent any further inadvertent disclosure or unauthorized use, and, subject to the provisions of
SECTION 1 above, such other Party shall be entitled to pursue any other remedy which may be available to it.

3.   TERM AND TERMINATION.

     (a) TERM. This Agreement shall become effective on the Effective Date and shall remain in force until the earlier of (i) the expiration of the last Time Period, (ii) Propel Israel's termination of all of the Transitional Services in accordance with SECTION 1(e) above or (iii) the termination of this Agreement under SECTION 3(b), SECTION 13 or SECTION 17, below.

     (b)  TERMINATION.

          (i) If a Party (the "DEFAULTING PARTY") shall fail to perform or default in the performance of any of its obligations under any applicable Transitional Service (other than as described in subsection (ii) below), the other Party (the "NON-DEFAULTING PARTY") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the


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Non-Defaulting Party intends to terminate any affected Transitional Service if such failure or default is not cured within forty-five (45) days of such written notice. If any failure or default so specified is not cured within such forty-five (45) day period, the Non-Defaulting Party may elect to immediately terminate the affected Transitional Services; PROVIDED, HOWEVER, that if the failure or default relates to a good faith dispute by the Defaulting Party, the Non-Defaulting Party may not terminate any such Transitional Service pending the resolution of such dispute. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

          (ii) Either Party may immediately terminate this Agreement by written notice to the other Party without any prior notice upon the occurrence of any of the following events:

               (A) the other Party enters into proceedings in bankruptcy or insolvency;

               (B) the other Party shall make an assignment for benefit of creditors;

               (C) a petition shall be filed against the other Party under a bankruptcy law, a corporate reorganization law, or any other law for relief as a debtor (or similar law in purpose or effect); or

               (D) the other Party enters into liquidation or dissolution proceedings.

     (c)  ADMINISTRATIVE AND SUPPORT SERVICES.

          (i) Propel Israel acknowledges that Motorola is providing the Transitional Services as an accommodation to Propel Israel to allow Propel Israel a period of time to obtain its own administrative and support services for its businesses. During the term of this Agreement, Propel Israel agrees that Propel Israel shall take all reasonable steps necessary to obtain its own administrative and support services prior to the expiration of the Time Period for each Transitional Service.

          (ii) Motorola shall have no liability of any kind or nature (including, without limitation, indirect, consequential, special, incidental or punitive damages) to Propel Israel, or to anyone claiming by or through Propel Israel, for Motorola ceasing to provide (or having a third party provide) any Transitional Service upon the expiration of the Time Period. Propel Israel shall hold Motorola harmless and waives any and all rights, at law or in equity, that it may have to bring any suit, including, but not limited to, injunctive relief, or to any claims, damages, loss, costs (including attorney fees), actions, or liability against Motorola or Motorola's employees, agents, assignees, subsidiaries or affiliates arising out of Motorola's ceasing to provide any Transitional Service upon the expiration of the Time Period for such Transitional Service or the termination of this Agreement.


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     (d)  SURVIVAL OF CERTAIN OBLIGATIONS. Without prejudice to the survival of the other agreements of the Parties, the following obligations shall survive the termination of this Agreement: (i) for the periods set forth, the obligations of each Party under SECTIONS 2 and 4, and (ii) Motorola's right to receive the compensation for the Transitional Services provided, and reimbursement of the costs and expenditures described in SECTION 1(g) above, incurred prior to the effective date of termination.

     (e) CONDITIONS. Consummation of the transactions provided in this Agreement are conditioned upon and shall only be effected after the closing of the Split Agreement.

4.   INDEMNITIES.

     (a)  INDEMNITY BY PROPEL ISRAEL. Subject to the limitation set forth in
SECTION 1(h) above, Propel Israel shall indemnify, defend and hold Motorola harmless against any and all claims, liabilities, damages losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties arising out of any injury or death, and any loss or damage of any nature (including, without limitation, loss of or damage to property, or damage to the environment) due or relating to the operations and activities of Propel Israel, except for losses, liabilities, obligations, costs, expenses or damages which are the direct and sole result of gross negligence or willful misconduct of the personnel of Motorola and/or any contract personnel who are managed and directed by Motorola.

     (b) INDEMNITY BY THE PARTIES FOR CLAIMS BY EMPLOYEES. Motorola and Propel Israel mutually agree to defend, indemnify and hold harmless each other from and against any and all claims or causes of action for injury to or death of their respective employees which may arise in connection with the performance of this Agreement, except where the negligence of the non-employing Party is the sole proximate cause of the injury or death.

     (c) TERM OF INDEMNITY AND FILING OF ACTIONS. The indemnities contained in this SECTION 4 shall survive for a period of three (3) years after the termination of this Agreement for any reason, and any claim for indemnity under this Article must be made by written notice to the indemnifying Party within one
(1) year after discovery.

5. ENTIRE AGREEMENT. This Agreement, the Spilt Agreement and all other Appendices attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto. The courts of Tel-Aviv-Jaffa shall have sole and exclusive jurisdiction to hear any disputes between the Parties of this Agreement.


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7.   NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to Motorola Israel or MCIL:

          3 Kremnitski St.
          Tel-Aviv  67899
          Telecopy:    972-3-565-8779

          with copies to:

          Motorola, Inc.
          1303 East Algonquin Road
          Schaumburg, Illinois 60196
          Attention:   General Counsel
          Telecopy:    (847) 576-3628

          and

          Motorola, Inc.
          1303 East Algonquin Road
          Schaumburg, Illinois 60196
          Attention:   Chief Financial Officer and Chief Accounting Officer
          Telecopy:    (847) 576-4768


          if to Propel Israel:

          3 Kremnitski St.
          Tel-Aviv  67899
          Telecopy:    972-3-565-8779

          with copies to:

          Propel, Inc.
          425 North Martingale Road
          18th Floor
          Schaumburg, Illinois 60173
          Attention:   General Counsel
          Telecopy:    (847) 435-3916


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          and

          Propel, Inc.
          425 North Martingale Road
          18th Floor
          Schaumburg, Illinois 60173
          Attention:   Chief Financial Officer
          Telecopy:    (847) 435-3916


          or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the day at the place such notice or communication is received if confirmed by return facsimile. Any notice or communication sent by air courier shall be deemed effective on the day at the place at which such notice or communication is received if delivery is confirmed by the air courier. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth Business Day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

          8. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors and each affiliate of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

          10. ASSIGNMENT. This Agreement may not be assigned by any party hereto; PROVIDED, HOWEVER, that Motorola may assign this Agreement in connection with the sale of all or substantially all of its assets.

          11.  AMICABLE RESOLUTION.

          (a) Motorola and Propel Israel mutually desire that friendly collaboration will develop between them. Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments hereto. In furtherance thereof, in the event of any dispute or disagreement between Motorola and Propel Israel as to the interpretation of any provision of this Agreement executed in connection herewith (or the performance of obligations hereunder or thereunder), the matter, upon written request of either party, will be referred for resolution to a steering committee (the "STEERING COMMITTEE") established pursuant to the Master Separation


                                       11
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Agreement between Motorola, Inc. and Propel, Inc. (the "Separation Agreement").
The Steering Committee will have two members, one of which will be appointed by Motorola, Inc. and one of which will be appointed by Propel, Inc. The initial members of the Steering Committee will be the individuals named on Schedule 5.7 of the Separation Agreement. Each of Motorola, Inc. and Propel, Inc. will use its good faith reasonable efforts to avoid replacing the initial members of the Steering Committee with another of their representatives for the first year after the Effective Date. Thereafter, Motorola, Inc. and Propel, Inc. will, to the extent practicable, honor the other's reasonable objections to any replacements of Steering Committee members. While any person is serving as a member of the Steering Committee, such person may not designate any substitute or proxy for purposes of attending or voting at a Steering Committee meeting. The Steering Committee will make every good faith effort to promptly resolve all disputes or disagreements referred to it. Upon a unanimous vote, Steering Committee decisions will be binding on all Parties. If the Steering Committee does not agree to a resolution of the dispute or disagreement within ninety (90) days after the reference of the matter to it, each of Motorola and Propel Israel will be free to exercise the remedies available to it under applicable law, subject to SECTION 12. Notwithstanding anything to the contrary in this SECTION 11, no amendment to the terms of this Agreement will be effected except in writing signed by an authorized officer of all parties. The Steering Committee will be self-regulating.

          (b) Between the Effective Date and the first anniversary of the Effective Date, the Steering Committee will hold meetings every six (6) weeks on dates established at the organizational meeting of the Steering Committee, which will be held as promptly as practicable after the Effective Date. Such meeting dates may be rescheduled by the Steering Committee if it becomes reasonably impracticable to hold such a meeting. After the first anniversary of the Effective Date, the Steering Committee will hold regularly scheduled meetings as determined by the Steering Committee.

          12.  MEDIATION AND ALTERNATE DISPUTE RESOLUTION.

          (a) To the extent that any misunderstanding or dispute with respect to one or more of the terms of this Agreement ("DISPUTE") cannot be resolved in a friendly manner as set forth in SECTION 11, the parties intend that such Dispute be resolved by an alternative dispute resolution process ("ADR"), which shall require the escalation of any Dispute, first, to the level of one senior executive of each of Motorola, Inc. and Propel, Inc. (the "SENIOR OFFICERS") and then to the head of Motorola's Communications Enterprise (or its successor) and the CEO of Propel, Inc. in an attempt to resolve any such Dispute by negotiation. If the head of Motorola's Communications Enterprise and the Propel CEO and/or the Senior Officers are unable to resolve the Dispute within ten (10) days after the matter is referred to them, either Motorola, Inc. or Propel, Inc. may demand mediation of the Dispute by written notice to the other. The two parties shall select a mediator within ten days after the demand and neither of the parties may unreasonably withhold consent to the selection of the mediator and both parties shall share the cost of mediation equally. The parties may agree to replace mediation with some other form of non-binding ADR such as neutral fact finding or mini-trial. Nothing in this paragraph shall prevent either Motorola or Propel Israel from commencing formal litigation proceedings if (i) good faith efforts to resolve the Dispute under these procedures


                                       12
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have been unsuccessful, or (ii) any delay resulting from efforts to mediate such dispute could result in serious and irreparable injury to either Motorola or Propel Israel. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party.

          (b) Each of Motorola and Propel Israel will bear its costs of mediation or ADR, but both parties shall share the costs of the mediation or ADR equally.

     13. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible. Notwithstanding the foregoing, if the portion of this Agreement which is declared invalid has the effect of reducing the compensation due under this Agreement, preventing the reimbursement of the costs and expenditures described in SECTION 1(g) above, Motorola, in its sole discretion, may terminate upon thirty (30) days' notice to Propel Israel, any Transitional Service for which compensation has been so reduced, unless Propel Israel agrees to pay for such Transitional Service in accordance with the terms of this Agreement.

     14. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Subject to SECTION 11, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     15. AMENDMENT. No change, amendment or waiver will be made to this Agreement, except by an instrument in writing signed on behalf of each of the parties hereto.

     16. AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and
(d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     17. FORCE MAJEURE. Any failure or omission by a Party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any


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liability, if the same arises from any cause or causes beyond the control of such Party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the Parties: acts of God, fire, storm, flood, earthquake, governmental regulation or direction, acts of the public enemy, war, rebellion, insurrection riot, invasion, strike or lockout; PROVIDED, HOWEVER, that such Party shall resume the performance whenever such causes are removed. However, if such Party cannot perform under this Agreement for a period of forty-five (45) days due to such cause or causes, either Party may terminate this Agreement by providing written notice to the other Party.

     18. RELATIONSHIP OF THE PARTIES. It is expressly understood and agreed that in rendering the Transitional Services, Motorola is acting as an independent contractor and that this Agreement does not constitute either Party as an employee, agent or other representative of the other Party for any purpose. Neither Party has the right or authority to enter into any contract, warranty, guarantee or other undertaking in the name or for the account of the other Party, or to assume or create any obligation or liability of any kind, express or implied, on behalf of the other Party, or to bind the other Party in any manner, or to hold itself out as having any right, power or authority to create any such obligation or liability on behalf of the other or to bind the other Party in any manner (except as to any actions taken by either Party at the express written request and direction of the other Party).

     19. SETOFF. Motorola shall have such rights of set-off as are set forth in the Israeli Law of Contracts.

     20. CONFLICT. In case of conflict between the terms and conditions of this Agreement and any Appendices, the terms and conditions of such Appendix shall control and govern as it relates to the Transitional Service to which those terms and conditions apply.

     21. INTERPRETATION. The headings contained in this Agreement or any Appendices hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Appendix but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Appendix, such reference shall be to an Article or Section of, or an Appendix to, this Agreement unless otherwise indicated.

     22. LANGUAGE. This Agreement is executed in the English language, and any interpretation or construction of this Agreement shall be based solely on the English language official text.

                                     * * * *

                         [SIGNATURES ON FOLLOWING PAGE]


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          IN WITNESS, the Parties have executed this Israel Transitional
Services Agreement on the Effective Date.


                              MOTOROLA ISRAEL LTD.


                              By
                                   ---------------------------------------

                              Its
                                   ---------------------------------------


                              PROPEL ISRAEL LTD.


                              By
                                   ---------------------------------------

                              Its
                                   ---------------------------------------


                              MOTOROLA COMMUNICATIONS ISRAEL LTD.


                              By
                                   ---------------------------------------

                              Its
                                   ---------------------------------------


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                                   APPENDIX A

          Transitional Services